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                                                                    Exhibit 23.1


         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO: Sub Surface Waste Management of Delaware, Inc.

As independent certified public accountants, we consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated January 14, 2004 relating to the financial statements of Sub Surface Waste Management of Delaware, Inc., and to the reference to our Firm under the caption "Interest of Named Experts and Counsel" and "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in the Prospectus.

                                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  --------------------------------------------
                                  Russell Bedford Stefanou Mirchandani LLP

                                  McLean, Virginia
                                  September 30, 2004